UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 16, 2004
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut 06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5.	Other Events

On June 15, 2004, Neurogen Corporation announced preliminary results from its Phase IIa clinical trial using NGD 2000-1, one of the first oral C5a antagonists to be tested in humans for the treatment of rheumatoid arthritis (RA). In this exploratory trial designed to evaluate the potential benefit of blocking the C5a receptor in patients with mild to moderate RA, NGD 2000-1 did not demonstrate an effect with respect to the trial’s primary endpoint, change in C-reactive protein (CRP), a biomarker of disease activity derived from patient blood samples. The Company indicated that, based upon the preliminary data, it is unlikely that it will further develop NGD 2000-1 for the adult rheumatoid arthritis population.

The safety, pharmacokinetics, and efficacy of NGD 2000-1 for the treatment of RA were assessed in a randomized, double-blind, placebo controlled study of patients with mild to moderate RA. The trial encompassed 49 patients in 8 clinical centers. Patients were dosed twice daily for 14 days with either placebo (n = 12), 10 mg (n = 12), 60 mg (n = 13), or 100 mg (n = 12) of NGD 2000-1. The treatment period was preceded by a two week screening period and followed by a two week post-treatment follow-up period. No concomitant disease modifying anti-rheumatic drugs (DMARDs) were permitted during the trial. Certain drugs which are metabolized by the liver enzyme CYP 3A4 were prohibited during the trial due to the inhibition of this enzyme by NGD 2000-1 identified during Phase I studies. The primary endpoint for the trial measured movement of C-reactive protein (CRP), as a biomarker for disease activity derived from patient blood samples. Secondary endpoints included an assessment of disease signs and symptoms: number of swollen joints, number of painful joints, subject pain, subject global assessment of disease activity, physician global assessment of disease activity, and a health assessment questionnaire.

SAFE HARBOR STATEMENT

Statements which are not historical facts, including statements about the Company's confidence and strategies, the status of various product development programs, the sufficiency of cash to fund planned operations and the Company's expectations concerning its development compounds, drug discovery technologies and opportunities in the pharmaceutical marketplace are "forward looking statements" within the meaning of the Private Securities Litigations Reform Act of 1995 that involve risks and uncertainties and are not guarantees of future performance. These risks include, but are not limited to, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, the failure to attract or retain scientific management personnel, any unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates which could slow or prevent product development efforts, competition within the Company's anticipated product markets, the Company's dependence on corporate partners with respect to research and development funding, regulatory filings and manufacturing and marketing expertise, the uncertainty of product development in the pharmaceutical industry, inability to obtain sufficient funds through future collaborative arrangements, equity or debt financings or other sources to continue the operation of the Company's business, risk that patents and confidentiality agreements will not adequately protect the Company's intellectual property or trade secrets, dependence upon third parties for the manufacture of potential products, inexperience in manufacturing and lack of internal manufacturing capabilities, dependence on third parties to market potential products, lack of sales and marketing capabilities, potential unavailability or inadequacy of medical insurance or other third-party reimbursement for the cost of purchases of the Company's products, and other risks detailed in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2003, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION (Registrant)
By: s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Dated: June 16, 2004	Title: Executive Vice President and Chief Business Officer